                                                                   EXHIBIT 99.01

                    CONTACTS:     FINANCIAL:               PRESS:
                                  Daniel K. Atler          Sheryl M. Gulizia
                                  Chief Financial Officer  Mgr, Public Relations
                                  Silicon Image, Inc.      Silicon Image, Inc.
                                  Phone: 408/616-4110      Phone: 408/616-1553
                                  Fax: 408/830-9531        Fax: 408/830-9527

                                                           CMD PRESS CONTACT:
                                                           Curtis Chan
                                                           Chan & Associates
                                                           Phone: 714/447-4993
                                                           Fax: 714/578-0284


          SILICON IMAGE ACCELERATES MOVE INTO SERIAL ATA STORAGE MARKET
                           BY ACQUIRING CMD TECHNOLOGY

            SILICON IMAGE'S MASS-MARKET STRATEGY KICKS INTO HIGH GEAR


SUNNYVALE, Calif., June 7, 2001--Silicon Image, Inc. (Nasdaq: SIMG), a price/performance leader in high-bandwidth semiconductor solutions for mass markets, today announced it has acquired CMD Technology, Inc. (Irvine, Calif.), an established provider of high-performance and high-availability storage solutions that serve as the building blocks for Storage Area Networks (SANs). With this acquisition, Silicon Image accelerates its move into the Serial ATA segment of the storage market, another mass market that stands to benefit from Silicon Image's proven, robust, high-speed I/O technology.


CMD is a worldwide leader in SCSI and Fibre Channel storage controller solutions for the UNIX, Open Systems and PC markets, as well as a leading supplier of IDE/Ultra ATA semiconductors for the PC and embedded markets. CMD also provides a wide range of complementary software and firmware products and services, including its industry-renowned MEDLEY(TM) RAID software. Counting Cisco, Compaq, Dell, HP, IBM and Sun Microsystems among its valued customers, CMD brings an experienced sales force, as well as strategic partnerships with an elite group of VARs, system integrators and resellers worldwide.

Enterprises face a tremendous challenge in managing data capture and retrieval in today's 24/7 business environment. The volume of data traffic over networks has increased exponentially due to the prevalence of the Internet and the proliferation of e-business applications and bandwidth-intensive digital content. This data explosion has increased both the demand for storage capacity and the need for increasingly faster data access and six sigma levels of data availability. As a result, high-speed, serial I/Os capable of unleashing enormous bandwidth have become a critical requirement in networked storage environments. Addressing this need, Fibre Channel has become the backbone of SANs, while Serial ATA is expected to supplant Parallel ATA for the mobile, desktop and entry-level server markets.

The combination of Silicon Image's field-proven, high-bandwidth, scalable semiconductor I/O solutions and CMD's extensive storage systems hardware and software expertise positions the combined entity to be a significant solutions provider for the emerging Serial ATA market. Market research firm IDC believes Serial ATA will become a viable alternative to SCSI for low-end systems, while ATA drives--including those with both parallel and serial interconnects--are anticipated to reach nearly 20 percent penetration of server shipments by 2004. Silicon Image is targeting this multi-billion-dollar opportunity and is now poised to speed the industry's transition from Parallel to Serial ATA and offer breakthrough price/performance to enterprise customers seeking robust SAN solutions based on Serial ATA.

                                     -more-

SILICON IMAGE ENTERS SERIAL ATA RAID MARKET WITH CMD ACQUISITION.....PAGE 2 OF 3

Silicon Image President and Chief Executive Officer David Lee stated, "Silicon Image is executing its strategy of fully leveraging and diversifying its core, high-speed, serial link technology for multiple mass markets where bandwidth price/performance is crucial. We have become an industry leader and innovator in the PC/display realm with our PanelLink(R) interface and have since demonstrated the applicability of our Multi-layer Serial Link (MSL(TM)) technology to the storage market--where we have demonstrated Serial ATA and multi-rate SerDes prototypes. We are committed to accelerating DVI adoption and growing our presence in the display market through continued innovation and integration, while also positioning the company to become a leading supplier of high-speed components for the Serial ATA and Fibre Channel markets."

"The CMD acquisition cements our position in the storage arena," said Steve Tirado, chief operating officer of Silicon Image. "Silicon Image and CMD have highly synergistic core competencies and technical talent. As a supplier of fully integrated, application-specific chip and board-level solutions with proven core components, the combined company will be uniquely and strongly positioned to attack the storage bandwidth price/performance challenge. In addition, the CMD acquisition provides Silicon Image with established sales channels, as well as strong and long-standing customer relationships we can utilize to populate the market with Serial ATA and Fibre Channel solutions." Tirado added, "Essentially, the CMD acquisition moves Silicon Image up the supplier food chain, bringing us closer to the enterprise customer. This represents a tremendous opportunity to provide high value-add solutions from the chip to the system level."

Privately held before the acquisition, CMD will now operate as a business division of Silicon Image. CMD operations and employees will remain in place, working under the leadership of Michael Kelley, who has been appointed general manager of the new division. Kelley has more than 20 years of enterprise systems experience and has been instrumental in Silicon Image's storage market initiatives in his most recent role as vice president of business development.

The transaction will be accounted for as a purchase. Under the terms of the acquisition, Silicon Image will issue approximately 6.4 million shares of Common Stock, in exchange for all issued and outstanding shares of CMD Technology. Silicon Image will assume CMD's outstanding stock options and will reserve approximately 3.7 million shares of Common Stock for the exercise of such options.

Silicon Image will host a conference call to discuss the details of the transaction at 5:30 a.m. PST on Friday, June 8, 2001. The call will be broadcast over the Internet and can be accessed at www.streetfusion.com or on the investor relations site located on www.siimage.com.

ABOUT CMD TECHNOLOGY

CMD Technology, Inc. designs, develops, manufactures and markets advanced peripheral storage controller technology and storage interconnect technology to OEMs, VARs, integrators and resellers worldwide. CMD brings innovation and vision to the marketplace with third-generation RAID architecture, founded on a decade of pioneering RAID development. CMD products exemplify a commitment to incomparable data availability and data integrity solutions as well as providing IDE, Ultra ATA and Universal Serial Bus (USB) semiconductors for some of the world's finest computer systems. For more information on CMD Technology, visit www.cmd.com.

ABOUT SILICON IMAGE

Headquartered in Sunnyvale, Calif., Silicon Image, Inc. designs, develops and markets high-speed semiconductor solutions for a variety of communications applications that require cost-effective, high-bandwidth capabilities. Leveraging Silicon Image's circuit innovation at the physical layer, the company's proprietary, reduced overhead Multi-layer Serial Link (MSL(TM)) architecture is well suited to address a number of mass markets with aggressive bandwidth price/performance requirements--including the display, storage and networking sectors. Evidencing its success, Silicon Image has shipped more than 20 million high-bandwidth, low-cost semiconductor solutions to the PC market alone. For more information on Silicon Image and its proven multi-layered, high-speed interconnect technology, visit www.siimage.com

                                     -more-

SILICON IMAGE ENTERS SERIAL ATA RAID MARKET WITH CMD ACQUISITION.....PAGE 3 OF 3

This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to the effect of the CMD Technology acquisition on Silicon Image's market position, engineering and sales capabilities and customer relationships for the storage market, the nature, timing, capabilities and market impact of new product introductions, Silicon Image's plans and strategies for the display and storage markets, and the future size of the market opportunity for ATA storage devices. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those anticipated by these forward-looking statements. In particular, the acquisition may not improve Silicon Image's market position, engineering or sales capabilities or customer relationships for the storage market, new products may not be introduced in a timely manner or be accepted by the marketplace, Silicon Image's current plans and strategies may not be implemented or be successful if implemented, and the market for ATA storage devices may not grow as large or as quickly as anticipated. In addition, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors Affecting Future Results" in the most recent Form 10-K or 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update this forward-looking information.

                                       ###

Silicon Image, PanelLink, MSL, CMD and Medley are trademarks or registered trademarks of Silicon Image, Inc. in the United States and other countries. All others are trademarks of their respective owners.